Exhibit 107.1

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Glucotrack, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other (1)	535,127	$0.97	(1)	$519,180.22	0.00014760	$76.63

Total Offering Amounts						$519,180.22		$76.63
Total Fee Offsets								$—
Net Fees Due								$76.63

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for Registrant’s Common Stock on Nasdaq Global Market on August 9, 2024, which date is within five business days prior to filing this registration statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement covers an undetermined number of shares of Common Stock of the Registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.